EXHIBIT 10.1
                                                                    ------------



                    RETIREMENT AGREEMENT AND GENERAL RELEASE


                  This Retirement Agreement and General Release (the "AGREEMENT") is entered into by and between Playtex Products, Inc. (the "COMPANY") and Michael R. Gallagher (the "EXECUTIVE") effective as of June 22, 2004 (the "EFFECTIVE DATE").

                  In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company (the "PARTIES") hereby agree as follows:

1.       ENTIRE AGREEMENT.

         The Agreement, together with the exhibits annexed hereto, is the entire agreement between the Parties with respect to the subject matter hereof and contains all agreements, whether written, oral, express or implied, between the Parties relating thereto and supersedes and extinguishes any other agreement relating thereto, whether written, oral, express or implied, between the Parties, including, without limitation, the complete extinguishment of the Memorandum of Understanding entered into between the Parties, dated April 15, 2003 (the "MOU") and the Retention Agreement entered into between the Parties, dated July 22, 1997 (the "RETENTION AGREEMENT") together with any and all amendments and modifications thereto. Other than the Agreement, there are no agreements of any nature whatsoever between the Executive and the Company that survive the Agreement. The Agreement may not be modified or amended, nor may any rights under it be waived, except in a writing signed and agreed to by the Parties.

2.       SERVICES AND RETIREMENT.

         A. RETIREMENT. The Executive and the Company hereby agree that the Executive's employment and any and all appointments he holds with the Company and any of its affiliates or subsidiaries (collectively, the "COMPANY GROUP"), whether as officer, director, employee, consultant, agent, fiduciary of any employee benefit plan or arrangement sponsored or maintained by the Company, or otherwise shall cease as of the earlier of: (a) the date the Board of Directors of the Company (the "BOARD") appoints a successor Chief Executive Officer and such successor Chief Executive Officer commences employment with the Company or (b) December 15, 2004 (the "RETIREMENT DATE"). From the Effective Date through the Retirement Date, the Executive shall continue to serve as the Chief Executive Officer of the Company.

         B. SERVICES AND COMPENSATION. From the Effective Date through December 15, 2004, the Company will continue to pay the Executive's annual base salary, at the rate in effect on the Effective Date, in accordance with the Company's usual payroll practices. The Executive will also be entitled to earn an incentive bonus with respect to 2004, based upon the attainment of the financial objectives of the Company previously established by the Compensation Committee of the Board (without proration for a partial year of employment) as determined by the Compensation Committee. Such 2004 incentive bonus, if any, will be paid to the Executive as and when the 2004 incentive bonuses are paid to the senior most executives of the Company. In addition, through the Retirement Date, the Executive will continue to participate in the Company's employee benefit plans and arrangements (including the Profit-Sharing Retirement



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Plan and the Deferred Benefit Equalization Plan) in accordance with their terms to the same extent as the Executive participated in such plans and arrangements immediately prior to the Effective Date.

         C. AUTHORITY. Effective from and after the Retirement Date, the Executive shall have no authority to act on behalf of the Company or any other member of the Company Group, and shall not hold himself out as having such authority or otherwise act in an executive or other decision making capacity.

3.       ENTITLEMENTS.

                  In consideration of the Executive's entering into the Agreement, and expressly conditioned upon the Executive's continued compliance with the confidentiality, non-solicitation, and non-competition provisions of Sections 5, 6 and 7 of this Agreement, the Company shall provide the Executive with the following post Retirement Date compensation and benefits:

         A. SPECIAL RETIREMENT PAYMENT. The Executive shall be entitled to receive a special retirement payment equal to three times his base salary and annual incentive bonus (based on the highest annual incentive bonus paid to the Executive during the three fiscal years preceding the Effective Date) which equals $7,590,000 (the "SPECIAL RETIREMENT PAYMENT"). One-third (or $2,504,700) of the Special Retirement Payment shall be paid to the Executive in a lump sum payment on the eighth (8th) day following the Retirement Date. The remaining two-thirds (or $5,085,300) of the Special Retirement Payment shall be paid to the Executive ratably over twenty-four (24) months, as of the first of each month, the first such month being January 2005. The payment of the Special Retirement Payment is conditioned upon the Executive (i) signing and delivering to the Company on the Retirement Date a release in the form of Exhibit A hereto (the "EXECUTIVE GENERAL RELEASE") and (ii) not having revoked the Executive General Release. Accordingly, on the Retirement Date, the Executive shall execute and deliver to the Company the Executive General Release.

         B. MEDICAL COVERAGE. Commencing on the Retirement Date and ending on the later of the Executive's death and the death of his spouse, the Executive shall be entitled to Company provided medical, dental, life insurance and similar welfare benefits for himself and his dependents comparable to the benefits provided to the then currently active senior most executives of the Company, subject to the Executive's payment of and satisfaction of all applicable premiums, co-pays and deductibles, all in accordance with the plans, programs, practices and policies of the Company as such plans, programs, practices and policies of the Company may be in effect from time to time. The Executive acknowledges that the Company may satisfy its obligations pursuant to this Section 3B through the purchase of one or more insurance policies.

         C. COMPANY CAR. The Company, at its expense, following the Retirement Date, shall continue to provide the Executive with the company car that he was utilizing immediately prior to the Retirement Date through the expiration of the term (without renewal) of the current lease covering such car on the same terms and conditions as in effect immediately prior to the Retirement Date.

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         D.       OTHER EMPLOYEE BENEFITS. As of and after the Retirement Date, the Executive shall no longer participate in, accrue service credit or have contributions made on his behalf under any employee benefit plan sponsored or contributed to by the Company in respect of periods commencing on and following the Retirement Date (other than as explicitly provided by the Agreement), including without limitation, any plan which is intended to qualify under
Section 401(a) of the Internal Revenue Code of 1986, as amended. The Executive shall be entitled to all benefits accrued up to the Retirement Date, to the extent vested under all employee benefit plans of the Company (including, without limitation, the Profit-Sharing Retirement Plan and the Deferred Benefit Equalization Plan), and his rights with respect to such plans shall be governed by the terms of such plans taking into account the Executive's service with the Company through the Retirement Date. In addition, as soon as practicable following the Retirement Date, the Executive shall be paid a lump sum equal to any unused but accrued vacation which has accrued as of the Retirement Date in accordance with the Company's regular policies. Notwithstanding the foregoing, the customary Company contributions to the Profit-Sharing Retirement Plan and the Deferred Benefit Equalization Plan with respect to the Executive's 2004 salary and incentive bonus, if any, shall be made entirely to the Deferred Benefit Equalization Plan and accordingly no Company contributions shall be made to the Profit-Sharing Retirement Plan in respect of any period after the Retirement Date, it being further agreed that, notwithstanding any provisions in the Agreement or any employee benefit plan to the contrary, all contributions to such plans with respect to the Executive's salary and bonus, if any, for 2004, shall be deemed fully vested.

         E. EQUITY. Notwithstanding anything in the Agreement to the contrary, any and all outstanding options to purchase the Company's common stock ("OPTIONS") granted to the Executive, pursuant to the Company's 2003 Stock Option Plan, or any predecessor or successor plan, whether or not such Options are exercisable (vested) as of the Retirement Date, shall be surrendered and cancelled and shall expire on the Retirement Date without any further action by the Company or the Executive. For the avoidance of doubt, from and after the Retirement Date, the Executive shall have no rights, title or interest in any of the Options or shares of common stock underlying such Options.

         F. INDEMNIFICATION. To the fullest extent permitted under the Company's By-Laws, any applicable officers and directors insurance arrangements as may be in effect on the Retirement Date, and applicable law, for six (6) years following the Retirement Date, the Executive shall continue to have the rights of indemnification the Executive had immediately prior to the Retirement Date, with respect to officer and director acts or omissions occurring prior to the Retirement Date; PROVIDED, HOWEVER, that the Executive's rights to indemnification do not prohibit or prevent the Company from amending its By-Laws or modifying, amending or terminating any directors or officers insurance policy or arrangement as long as any such action is generally applicable and does not discriminate against the Executive.

4.       RETURN OF COMPANY PROPERTY.

         All memoranda, notes, lists, records and other documents (and all copies thereof, in any medium, including electronic media) made or compiled by the Executive or made available to the Executive concerning the business of the Company Group shall be the Company's property and shall be delivered to the Company promptly upon the Retirement Date. All equipment and

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property of the Company Group (other than the Company provided automobile) which may be in the Executive's possession or under his control, whether at the Company's offices, the Executive's home or elsewhere, including all such papers, work papers, notes, documents and equipment in the possession of the Executive and his counsel shall be delivered to the Company promptly upon the Retirement Date. On the Retirement Date, all telephone and other accounts being paid by the Company on the Executive's behalf, shall be terminated and all Company issued credit cards shall be returned to the Company and canceled.

5.       CONFIDENTIALITY.

         The Executive acknowledges and agrees that all confidential information acquired about any member of the Company Group and each of their officers, directors, employees and agents, and all material reflecting such confidential information, is highly confidential and that disclosure of such information or material could cause serious and irreparable injury to the Company. The Executive acknowledges and agrees that confidential information includes, without limitation, trade "know-how", secrets, consultant contracts, customer lists, subscription lists, details of consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects and other business affairs of the Company Group learned by the Executive during his employment with the Company. The Executive agrees that he will not after the Effective Date disclose any such information or make any such material available to anyone without the written consent of the Company, unless such information (i) becomes publicly known other than as a result of a breach by the Executive of this Section 5 or (ii) is required to be disclosed pursuant to an order of a court, governmental agency or other authorized tribunal; provided that upon receipt of such an order, the Executive shall promptly notify the Company thereof and, at the request of the Company and at the Company's expense, the Executive shall assist the Company in obtaining a protective or similar order in respect of such confidential information.

6.       NON-COMPETITION AND NON-SOLICITATION.

         A. NON-COMPETITION. The Executive acknowledges and agrees that the principal businesses of the Company Group are the production and sale of tampons, infant feeding and sun protection products (collectively, the "COMPANY BUSINESS"); (i) he is one of the limited number of persons who has developed such business; (ii) the Company Business is national and international in scope; and (iii) his work for the Company has brought him and may continue to bring him into close contact with many confidential affairs not readily available to the public. The Executive covenants and agrees that, for a period commencing on the Retirement Date and ending on the fifth anniversary of the Retirement Date (the "RESTRICTED PERIOD"), the Executive shall not in the United States of America or in any foreign country, directly or indirectly, (i) engage in the Company Business for his own account; (ii) enter the employ of, or render any services to, any person or entity engaged in such activities; or (iii) become interested in any person engaged in the Company Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; PROVIDED, HOWEVER, that the Executive may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities

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exchange if the Executive (a) is not a controlling person of, or a member of a group which controls, such person and (b) does not, directly or indirectly, own 1% or more of any class of securities of such person.

         B. NON-SOLICITATION. The Executive hereby agrees that during the Restricted Period he shall not, for himself or on behalf of any other person or entity, or by action in concert with any other person or entity, directly or indirectly, (i) solicit, induce or encourage any person who is an employee of any member of the Company Group to terminate his or her employment or other contractual relationship with such member of the Company Group, (ii) hire any person who is an employee of any member of the Company Group, or who was such an employee at any time during the one-year period preceding such hiring, or (iii) solicit, encourage or induce any person or entity, including without limitation any customer or supplier of the Company, known by him to have a contractual relationship with any member of the Company Group to discontinue, terminate, cancel or refrain from entering into any contractual relationship with such member of the Company Group. In addition, the Executive agrees that during the Restricted Period he will not solicit, entice or encourage any employee or independent contractor of any member of the Company Group to initiate or threaten to initiate any legal proceeding against any member of the Company Group at any time after the Effective Date.

7.       NON-DISPARAGEMENT AND COOPERATION.

         A. NON-DISPARAGEMENT. The Executive hereby agrees not to defame, disparage or criticize any member of the Company Group, its products, services, finances, financial condition, capabilities or other aspect of its business, or any former or existing employees, managers, directors, officers or agents of, or contracting parties with, any member of the Company Group in any medium to any person or entity without limitation in time. Notwithstanding this provision, the Executive may confer in confidence with his legal representative and make truthful statements as required by law. The Company agrees that no director of the Company will make any defamatory or disparaging statements about the Executive (including, but not limited to statements to the press or other media or to prospective employers of the Executive). Notwithstanding the foregoing provision, the Company may confer in confidence with its legal representatives and make truthful statements as required by law. The Company and the Executive shall mutually agree upon the timing and content of any and all aspects of its internal, external and media communication concerning the Executive's retirement from the Company.

         B. COOPERATION. Following the Retirement Date, the Executive shall continue to make himself available at reasonable times, to the Company Group and to advise the Company Group, at their request, about disputes with third parties as to which the Executive has knowledge, and the Executive agrees to cooperate fully with the Company Group in connection with litigation, arbitration and similar proceedings (collectively "DISPUTE PROCEEDINGS") and to provide testimony with respect to the Executive's knowledge in any such Dispute Proceedings involving the Company and or any member of the Company Group. The Company will use reasonable good faith efforts to schedule any such activities so as not to interfere unreasonably with personal and professional obligations that the Executive has disclosed to the Company. The Company agrees to reimburse the Executive for his reasonable expenses. In addition, in the event any such cooperative activities are performed by the Executive following the Retirement Date and involve more than a de minimus amount of the Executive's time, the Executive and the

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Company shall at such time enter into an arrangement to reasonably compensate the Executive for his time dedicated to such activities.

8.       ACKNOWLEDGMENT AND RELEASE.

         A. RELEASE. In consideration of the Company's execution of the Agreement, and except with respect to the Company's obligations arising under or preserved in the Agreement, the Executive, for and on behalf of himself and his heirs and assigns, hereby waives and releases any common law, statutory or other complaints, claims, charges or causes of action arising out of or relating to the Executive's employment or termination of employment with, or his serving in any capacity in respect of, any member of the Company Group, both known and unknown, in law or in equity, which the Executive may now have or ever had against any member of the Company Group or any shareholder, employee, director or officer of any member of the Company Group (collectively, the "RELEASEES"), including, without limitation, any claim for any severance benefit, under any severance plan, policy or arrangement of the Company which but for the Agreement might have been due the Executive including under any previous agreement executed by and between any member of the Company Group and the Executive, including without limitation the MOU and the Retention Agreement, and any complaint, charge or cause of action arising out of his employment with the Company Group under the Age Discrimination in Employment Act of 1967 ("ADEA," a law which prohibits discrimination on the basis of age), the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, all as amended; and all other federal, state and local laws and regulations. By signing the Agreement the Executive acknowledges that he intends to waive and release any rights known or unknown he may have against the Releasees under these and any other laws; PROVIDED, that the Executive does not waive or release claims with respect to the right to enforce the Agreement. Notwithstanding the foregoing, the Executive does not release, discharge or waive any rights to indemnification that he may have under the By-Laws of the Company, the laws of the State of Delaware, any indemnification agreement between the Executive and the Company or any insurance coverage maintained by or on behalf of the Company.

         B. PROCEEDINGS. The Executive acknowledges that he has not filed any complaint, charge, claim or proceeding against any of the Releasees before any local, state or federal agency, court or other body relating to his employment or the termination or retirement therefrom (each individually a "PROCEEDING"). The Executive represents that he is not aware of any basis on which such a Proceeding could reasonably be instituted. The Executive (i) acknowledges that he will not initiate or cause to be initiated on his behalf any Proceedings and will not participate in any Proceeding, in each case, except as required by law; and (ii) waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission ("EEOC"). Further, the Executive understands that by entering into the Agreement, he will be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Releasees. Notwithstanding the above, nothing in this Section 8 shall prevent the Executive from (i) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body challenging the validity of the waiver of his claims under ADEA contained in
Section 8 of the Agreement

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(but no other portion of such waiver); or (ii) initiating or participating in an investigation or proceeding conducted by the EEOC.

         C. TIME TO CONSIDER. The Executive acknowledges that he has been advised that he has twenty-one (21) days from the date of receipt of the Agreement to consider all the provisions of the Agreement and he does hereby knowingly and voluntarily waive said given twenty-one day period. THE EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS READ THE AGREEMENT CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO, AND HAS IN FACT, CONSULTED AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW HE IS GIVING UP CERTAIN RIGHTS WHICH HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES, AS DESCRIBED IN THIS SECTION 8 AND THE OTHER PROVISIONS HEREOF. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THE AGREEMENT AND THE EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

         D. REVOCATION. The Executive shall have seven (7) days from the date of his execution of the Agreement to revoke the Agreement, including the release given under this Section 8 with respect to all claims referred to herein (including, without limitation, any and all claims arising under ADEA). If the Executive revokes the Agreement including, without limitation, the release given under this Section 8, the Executive will be deemed not to have accepted the terms of the Agreement, and no action will be required of the Company under any section of the Agreement.

9.       AVAILABILITY OF RELIEF.

         A. REMEDY. The Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of his post-Retirement Date obligations under this Agreement, including but not limited to any of the provisions of Sections 5, 6 or 7 of this Agreement (collectively the "RESTRICTIVE COVENANTS"), would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company may have at law, in equity or under the Agreement, upon adequate proof of his violation of any such provision of the Agreement, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

         In addition, and not in anyway limiting the Company's other rights provided in this Section 9A, if the Executive breaches, or threatens to commit a breach of, any of the Restrictive Covenants, the Company shall have the following additional rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

                  1. SPECIFIC PERFORMANCE. The right and remedy to have the covenants provided in Restricted Covenants specifically enforced by any court having equity jurisdiction, it being

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acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

                  2. ACCOUNTING. The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "BENEFITS") derived or received by the Executive as the result of any transactions constituting a breach of any of the Restrictive Covenants, and the Executive shall account for and pay over such Benefits to the Company.

                  3. CESSATION OF PAYMENT. The right to discontinue the payment of any amounts owing under this Agreement specifically including, without limitation, the Special Retirement Payment.

10.      MISCELLANEOUS.

         A. NOTICES. Any notice given pursuant to the Agreement to any party hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, or by overnight courier, or when hand delivered as follows:

If to the Company:

                     Playtex Products, Inc.
                     300 Nyala Farms Road
                     Westport, Connecticut 06880
                     Attention:  Chairman of the Board

With copies to:
                     Chief Executive Officer of Playtex Products, Inc., at the address above and Vice President, General Counsel and Secretary of Playtex Products, Inc., at the address above

                     Paul, Weiss, Rifkind, Wharton & Garrison LLP
                     1285 Avenue of the Americas
                     New York, New York  10019-6064
                     Attention:  Robert M. Hirsh
                     and Robert C. Fleder

If to the Executive: Michael R. Gallagher
                     37 Fanton Hill Road
                     Weston, CT 06883

With a copy to:      Cravath, Swaine & Moore LLP
                     Worldwide Plaza
                     825 Eighth Avenue
                     New York, New York 10019
                     Attention: Patricia Geoghegan

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or at such other address as either Party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto.

         B. SUCCESSOR. The Agreement shall be binding upon and inure to the benefit of the Parties, their respective heirs, successors and assigns. In the event of the Executive's death prior to the payment by the Company of all amounts, benefits and obligations due hereunder, any such remaining amounts, benefits and obligations shall be paid to or for the benefit of his estate or his designated beneficiary under an employee benefit plan of the Company, as applicable.

         C. TAXES. The Executive shall be responsible for the payment of any and all required federal, state, local and foreign taxes imposed on the Executive and incurred, or to be incurred, in connection with any amounts payable to the Executive under the Agreement. Notwithstanding any other provision of the Agreement, the Company may withhold from amounts payable under the Agreement, including without limitation the Special Retirement Payment, all federal, state, local and foreign taxes that in the Company's sole determination are required to be withheld by applicable laws and regulations.

         D. SEVERABILITY. In the event that any provision of the Agreement, including without limitation any Restrictive Covenant, is determined to be invalid or unenforceable, the remaining terms and conditions of the Agreement shall be unaffected and shall remain in full force and effect. In addition, if any provision is determined to be invalid or unenforceable due to its duration and/or scope, the duration and/or scope of such provision, as the case may be, shall be reduced, such reduction shall be to the smallest extent necessary to comply with applicable law, and such provision shall be enforceable, in its reduced form, to the fullest extent permitted by applicable law.

         E. COUNTERPARTS. The Agreement may be executed by one or more of the Parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of the Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.

         F. NON-ADMISSION. Nothing contained in the Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Executive or on the part of the Company.

         G. NO MITIGATION. The Executive shall not be required to mitigate the amount of any payment provided for pursuant to the Agreement by seeking other employment and, to the extent that the Executive obtains or undertakes other employment, the payment will not be reduced by the earnings of the Executive from the other employment.

         H. GOVERNING LAW/VENUE. The Agreement shall be governed by, and construed in accordance with the internal laws of the State of Connecticut without regard to principles of conflicts of laws. Any dispute regarding the Agreement shall be adjudicated in the state or Federal courts located in Westport, Connecticut.


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                  IN WITNESS WHEREOF, the undersigned have executed the
Agreement on the date first written above.


                                      PLAYTEX PRODUCTS, INC.


                                      By: /s/ Douglas Wheat
                                          ---------------------------------

                                      Title: Chairman
                                             ------------------------------


                                      THE EXECUTIVE


                                      /s/ Michael R. Gallagher
                                      -------------------------------------
                                      Michael R. Gallagher

                                                                       EXHIBIT A
                                                                       ---------


                      GENERAL EXECUTIVE RELEASE AND WAIVER

                  Reference is made to that certain Retirement Agreement and General Release (the "RETIREMENT AGREEMENT") entered into as of June __, 2004, by and between Playtex Products, Inc. (the "COMPANY") and Michael R. Gallagher (the "EXECUTIVE"). Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Retirement Agreement.

                  FOR GOOD AND VALUABLE CONSIDERATION, as set forth in the Retirement Agreement (which is incorporated herein by reference as if set forth fully herein and made a part hereof), the receipt, sufficiency and adequacy of which is hereby acknowledged by the Executive's signature below, the Executive agrees as follows:

1.       ACKNOWLEDGMENT AND RELEASE.

         A. In partial consideration of the Company's execution of the Retirement Agreement, and except with respect to the Company's obligations arising under or preserved in the Retirement Agreement, the Executive, for and on behalf of himself and his heirs and assigns, hereby waives and releases any common law, statutory or other complaints, claims, charges or causes of action arising out of or relating to the Executive's employment or termination of employment with, or his serving in any capacity in respect of, any member of the Company Group, both known and unknown, in law or in equity, which the Executive may now have or ever had against any member of the Company Group or any shareholder, employee, director or officer of any member of the Company Group (collectively, the "RELEASEES"), including, without limitation, any claim for any severance benefit under any severance plan, policy or arrangement of the Company which but for the Retirement Agreement might have been due the Executive including under any previous agreement executed by and between any member of the Company Group and the Executive, including without limitation the MOU and the Retention Agreement, and any complaint, charge or cause of action arising out of his employment with the Company Group under the Age Discrimination in Employment Act of 1967 ("ADEA," a law which prohibits discrimination on the basis of age), the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, all as amended; and all other federal, state and local laws. By signing this General Executive Release and Waiver (the "RELEASE") the Executive acknowledges that he intends to waive and release any rights known or unknown he may have against the Releasees under these and any other laws; PROVIDED, that the Executive does not waive or release claims with respect to the right to enforce the Retirement Agreement. Notwithstanding the foregoing, the Executive does not release, discharge or waive any rights to indemnification that he may have under the By-Laws of the Company, the laws of the State of Delaware, any indemnification agreement between the Executive and the Company or any insurance coverage maintained by or on behalf of the Company.

         B. The Executive acknowledges that he has not filed any complaint, charge, claim or proceeding against any of the Releasees before any local, state or federal agency, court or other body relating to his employment or the termination or retirement therefrom (each individually a "Proceeding"). The Executive represents that he is not aware of any basis on which such a

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Proceeding could reasonably be instituted. The Executive (i) acknowledges that he will not initiate or cause to be initiated on his behalf any Proceedings and will not participate in any Proceeding, in each case, except as required by law; and (ii) waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission ("EEOC"). Further, the Executive understands that by entering into the Release, he will be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Releasees. Notwithstanding the above, nothing in this Section 1 shall prevent the Executive from (i) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body challenging the validity of the waiver of his claims under ADEA contained in Section 1A of the Release (but no other portion of such waiver); or (ii) initiating or participating in an investigation or proceeding conducted by the EEOC.

         C. The Executive acknowledges that he has been advised that he has twenty-one (21) days from the date of receipt of the Release to consider all the provisions of the Release and he does hereby knowingly and voluntarily waive said given twenty-one day period. THE EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS READ THE RELEASE CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO, AND HAS IN FACT, CONSULTED AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW HE IS GIVING UP CERTAIN RIGHTS WHICH HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES, AS DESCRIBED IN THIS SECTION 1 AND THE OTHER PROVISIONS HEREOF. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THE AGREEMENT AND THE EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

         D. The Executive shall have seven (7) days from the date of his execution of the Release to revoke the Release, with respect to all claims referred to herein (including, without limitation, any and all claims arising under ADEA). If the Executive revokes the Release, the Executive will be deemed not to have accepted the terms of the Retirement Agreement, and no action will be required of the Company under any section of the Retirement Agreement.

2.       NO ADMISSION.

                  This Release does not constitute an admission of liability or wrongdoing of any kind by the Executive or the Company.

3.       GENERAL PROVISIONS.

         A. This Release, when executed, and the Retirement Agreement, contain the entire agreement between the Executive and the Company Group on the subject matter hereof, and there are no other understandings or agreements, written or oral, between them on the subject matter hereof. Except for the Retirement Agreement this Release fully supersedes and replaces any and all prior agreements or understandings, if any, between the Executive and the Company

Group. This Release may not be changed or altered, except in a written document signed by an authorized representative of the Parties.

         B. A failure of the Company Group to insist on strict compliance with any provision of this Release shall not be deemed a waiver of such provision or any other provision hereof. If any provision of this Release is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable, and in the event that any provision is determined to be entirely unenforceable, such provision shall be deemed severable, such that all other provisions of this Release shall remain valid and binding upon the Executive and the Company Releasees.

         C. This General Executive Release shall be governed by and construed in accordance with the laws of the State of Connecticut, without reference to principles of conflict of laws. Any dispute regarding the General Executive Release or Retirement Agreement shall be adjudicated in the State or Federal courts located in Westport, Connecticut.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand as of the day and year set forth opposite his signature below.







Dated:
                                                ---------------------------
                                                  Michael R. Gallagher